UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

May 10, 2006
Date of Report (Date of earliest event reported)

Exact Name of Registrant as Specified in Its Charter;
Commission	State of Incorporation; Address of Principal Executive	IRS Employer
File Number	Offices; and Telephone Number	Identification Number

001-09120	Public Service Enterprise Group Incorporated	22-2625848
(a New Jersey Corporation)
80 Park Plaza
P.O. Box 1171
Newark, New Jersey 07101-1171
(973) 430-7000

000-32503	PSEG Energy Holdings L.L.C.	42-1544079
(a New Jersey Limited Liability Company)
80 Park Plaza-T20
Newark, New Jersey 07102-4194
(973) 430-7000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

          The information contained in this Form 8-K is filed for Public Service Enterprise Group Incorporated (PSEG) and its wholly owned subsidiary, PSEG Energy Holdings L.L.C. (Energy Holdings). Information contained herein relating to any individual company is provided by such company on its own behalf and in connection with its respective Form 8-K.

Item 2.06 Material Impairments

PSEG and Energy Holdings

          Rio Grande Energia (RGE)

          On May 10, 2006, Energy Holdings’ subsidiary, PSEG Global L.L.C. (Global), entered into an agreement for the sale of its 32% indirect ownership interest in RGE, a Brazilian electric distribution company, and its affiliates, to its partner in RGE, Companhia Paulista de Forcae Luz (CPFL), a publicly-traded Brazilian conglomerate that owns a number of electric distribution and generation companies. RGE itself has approximately 1.1 million customers. In 2005, Global recorded earnings of approximately $26 million and received dividends of approximately $7 million from this investment. The expected sale is consistent with Global’s strategy to opportunistically monetize assets that no longer have a strategic fit in its portfolio. Cash proceeds from the sale are expected to be $185 million, and, together with an anticipated reduction in tax liability, would result in net proceeds of approximately $270 million. PSEG and Energy Holdings have determined that as of the date of this report, the transaction will result in an after-tax loss of approximately $170 million, which will be recorded in the second quarter of 2006. The loss primarily relates to the devaluation of the Brazilian Real that occurred since Global acquired its interests in RGE in 1997. Such foreign currency devaluations were previously reflected as a reduction in equity in PSEG’s and Energy Holdings’ financial statements. As a result, this transaction will not have a material impact on PSEG’s or Energy Holdings’ total equity balances. The sale is expected to close prior to the end of the second quarter of 2006 and is subject to the satisfaction of a number of customary conditions precedent including lender and regulatory approvals. The impact of this transaction was not contemplated as part of PSEG’s or Energy Holdings’ earnings guidance for 2006.

Item 8.01 Other Events

PSEG and Energy Holdings

          Elektrocieplownia Chorzow Sp. Z o.o. (Elcho) and Electrownia Skawina SA (Skawina)

          As previously disclosed, on January 31, 2006 Global entered into an agreement for the sale of its indirect ownership interests in its two electric generating facilities in Poland, Elcho and Skawina, to CEZ a.s. (CEZ), the former Czech national utility company and the largest electric power company in central and eastern Europe. Elcho is a 220 MW coal-fired plant in which Global has an approximate 89% economic interest. Skawina is a 590 MW coal- and biomass-fired plant that is approximately 75% owned by Global. In April 2006 the transaction received approval from the lenders. Final regulatory approval from Poland’s anti-trust authority is expected shortly which would allow a closing in the second quarter of 2006. Net proceeds from the sale are currently expected to be approximately $325 million after taxes and transaction costs.

          Combined with the sale of RGE, discussed above, these transactions are expected to generate net proceeds, after taxes, of approximately $600 million and result in a net after-tax gain of approximately $25 million and a net increase in equity of over $225 million. Energy Holdings is evaluating the use of the proceeds including potential debt redemption and loans and/or dividends to PSEG.

Item 9.01 Financial Statements and Exhibits

     (c) Exhibits

          99  Press Release announcing the agreement to sell RGE, dated May 10, 2006.

SIGNATURE

          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized. The signature of the undersigned company shall be deemed to relate only to matters having reference to such company and any subsidiaries thereof.

PUBLIC SERVICE ENTERPRISE GROUP INCORPORATED

(Registrant)

By:	/s/ Patricia A. Rado

Patricia A. Rado
Vice President and Controller
(Principal Accounting Officer)

Date: May 10, 2006

SIGNATURE

          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized. The signature of the undersigned company shall be deemed to relate only to matters having reference to such company and any subsidiaries thereof.

PSEG ENERGY HOLDINGS L.L.C.

(Registrant)

By:	/s/ Patricia A. Rado

Patricia A. Rado
Controller
(Principal Accounting Officer)

Date: May 10, 2006